EXHIBIT 2

                           MERGER CONVERSION AGREEMENT
                           ---------------------------


         THIS MERGER CONVERSION AGREEMENT ("Agreement") is entered into as of this 14th day of August, 1998 by and among FIRST STAR BANCORP, INC. ("Fist Star"), a Pennsylvania corporation, FIRST STAR SAVINGS BANK (the "Bank"), a Pennsylvania- chartered savings bank and the wholly owned subsidiary of First Star, and NESQUEHONING SAVINGS BANK ("NSB"), a Pennsylvania-chartered mutual savings bank.

         WHEREAS, pursuant to the applicable regulations of the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking, First Star wishes to acquire NSB and NSB wishes to be acquired by First Star by means of a "merger conversion" transaction whereby NSB will (i) convert from the mutual to stock form and (ii) subsequently merge with and into the Bank (such transaction being hereinafter referred to as the "Merger Conversion");

         WHEREAS, on July 6, 1998, First Star, the Bank and NSB entered into a letter of intent setting forth the proposed terms of the Merger Conversion;

         WHEREAS, NSB's Board of Directors has adopted a plan of conversion (the "Plan of Conversion") in the form attached hereto as Exhibit "A";

         WHEREAS, the Board of Directors of First Star believes that the transactions contemplated hereby will be in the best interests of First Star's shareholders;

         WHEREAS, the Board of Directors of the Bank believes that the transactions contemplated hereby will be in the best interests of the Bank and its sole shareholder and the community served by the Bank; and

         WHEREAS, the Board of Trustees of NSB believes that the transactions contemplated hereby will be in the best interests of the depositors of NSB and the communities served by NSB.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         1.01 Definitions. Any term used herein and not defined shall have the meaning given to such term in the Plan of Conversion. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (1) Affiliate means, with respect to any corporation, any person, partnership, corporation or other legal entity that, directly, or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of any such partnership, corporation or other legal entity.

         (2) Agreement means this Agreement and the related Plan of Conversion, dated the date hereof, as each may from time to time be amended, restated or supplemented.

         (3) Applications means the applications or notices to be filed with, among others, the FDIC, the FRB, and the Department for regulatory approvals which are required in connection with the transactions contemplated hereby.

         (4) BIF means the Bank Insurance Fund as administered by the FDIC.

         (5) Closing Date means the day of the Effective Time.

         (6) Community Offering means the process by which First Star will offer the Conversion Stock if the Subscription Offering is not fully subscribed.

         (7) Conversion Stock means the First Star Common Stock to be offered by First Star to eligible depositors of NSB and in the Community Offering, if any, as part of the Merger Conversion.

         (8) Department means the Pennsylvania Department of Banking.

         (9) Effective Time means such date and time as First Star, in consultation with the Bank, selects within 30 days after the occurrence of the following: (i) expiration of all applicable waiting periods in connection with all approvals from Regulatory Authorities; (ii) the satisfaction or waiver of all conditions to the consummation of the Merger Conversion; and (iii) the execution and filing with all Regulatory Authorities of all documents necessary to effect the Merger Conversion or on such earlier or later date as may be agreed by the parties and reflected in any such filings.

         (10) Environmental Laws means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response Act, Comprehensive Environmental and

                                        2

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Liability Act, Water  Pollution  Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act, the federal Toxic Substances Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, and any similar state or local laws each as amended and as now in effect, and (ii) any common law or equitable doctrine (including. without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

         (11) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         (12) FDIC means the Federal Deposit Insurance Corporation.

         (13) First Star Common Stock means the common stock of First Star Bancorp, Inc., par value $1.00 per share.

         (14) First Star Disclosure Schedule means, collectively, the disclosure schedules delivered by First Star and the Bank to NSB pursuant to this Agreement.

         (15) First Star Financials means (i) the audited financial statements of First Star Bancorp, Inc. as of June 30, 1996 and June 30, 1997 and for each of the years then ended and (ii) the unaudited interim financial statements of First Star as of and for each calendar quarter thereafter.

         (16) First Star Regulatory Reports means all reports, registrations, documents and statements, together with any amendments required to be made with respect thereto, that First Star and the Bank were required to file or otherwise submit since June 30, 1994 with or to (i) the Federal Reserve Bank of Philadelphia, (ii) the FDIC, (iii) the Department, (iv) the SEC, and (v) any other Regulatory Authority, pursuant to the laws, rules or regulations of the United States, the Commonwealth of Pennsylvania, the FRB, the FDIC, the Department or any other Regulatory Authority.

         (17) FRB means the Board of Governors of the Federal Reserve System.

         (18) GAAP means generally accepted accounting principles.

         (19) Hazardous Material means any substance, waste or other material presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, solid waste or petroleum or any derivative or by-product

                                        3

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thereof, radon,  radioactive material,  asbestos,  asbestos containing material, urea formaldehyde foarn insulation, lead and polychlorinated biphenyl.

         (20) IRC means the Internal Revenue Code of 1986, as amended.

         (21) IRS means the Internal Revenue Service.

         (22) Just Cause means, in the good faith determination of the Board of Directors of the applicable entity, the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

         (23) Market Price means the average closing price per share of the last 10 real time trades (i.e., closing price) of the First Star Common Stock as reported on the OTC Bulletin Board prior to the mailing of the Prospectus, but no lower than book value.

         (24) Material Adverse Effect means. with respect to an entity, any condition, event change or occurrence that is reasonably likely to have a material adverse effect upon (i) the financial condition, properties, assets, business, prospects or results of operations of such entity or (ii) the ability of such entity to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Plan of Conversion; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking, thrift and similar laws and/or regulations of general applicability or interpretations thereof by courts or (b) changes in GAAP or regulatory accounting requirements applicable to banks and thrifts generally.

         (25) Merger Conversion means the transactions whereby NSB will (i) convert to a Pennsylvania-chartered stock savings bank, and (ii) merge with and into the Bank.

         (26) NSB means, as the context requires, either Nesquehoning Savings Bank in its current form as a Pennsylvania-chartered mutual savings bank or as a Pennsylvania-chartered stock savings bank.

         (27)  NSB  Disclosure  Schedule  means  collectively,   the  disclosure
schedules delivered by NSB to First Star pursuant to this Agreement.

         (28) NSB Financials means (i) the audited financial statements of NSB as of December 31, 1996 and December 31, 1997 and for each of the years then ended and (ii) the unaudited interim financial statements of NSB as of and for each calendar quarter thereafter.

         (29) NSB Regulatory Reports means all reports, registrations, documents and statements, together with any amendments required to be made with respect thereto, that NSB was required to file or otherwise submit since December 31, 1994 and will be required to submit

                                        4

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prior to the  Effective  Time  with or to the  Department  of FDIC and any other
Regulatory Authority pursuant to the laws, rules or regulations of the United States, the FDIC or any other Regulatory Authority.

         (30)  Offerings  mean  the  Subscription  Offering  and  the  Community
Offering.

         (31) Offering Documents mean the Prospectus, proxy materials and all offering circulars, schedules, statements, forms, reports and other documents required to be filed under the applicable securities and related laws in connection with the Merger Conversion.

         (32) Plan of Conversion means the plan of conversion (as it may from time to time be amended, restated or supplemented hereafter) adopted by NSB and to be filed with the Department and the FDIC, a copy of which plan is attached hereto as Exhibit "A," pursuant to which NSB will (i) convert to a Pennsylvania-chartered stock savings bank, and (ii) merge with and into the Bank.

         (33) Prospectus means the prospectus, together with any supplements thereto, to be sent to certain eligible depositors of NSB and others in connection with the transactions contemplated by this Agreement.

         (34) Proxy Statement means the proxy statement of NSB to be delivered to the Voting Depositors (as such term is defined in the Plan of Conversion) of NSB in connection with the special meeting of such Voting Depositors to be held in connection with their consideration of the Agreement and the Plan of Conversion and the transactions contemplated hereby and thereby.

         (35) Registration Statement means the registration statement, together with all amendments and supplements thereto, filed with the SEC to register the Conversion Stock.

         (36) Regulatory Authority. means any agency or department of any federal, state or local government, including, without limitation, the FDIC, the FRB, the SEC and the Department or the respective staffs thereof.

         (37) Rights means warrants, options, rights, convertible securities and
other  capital  stock   equivalents  which  obligate  an  entity  to  issue  its
securities.

         (38) SAIF means the Savings Association Insurance Fund as administered by the FDIC.

         (39) SEC means the Securities and Exchange Commission.

         (40) Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.


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         (41)  Subscription  Offering means the process by which First Star will offer the Conversion Stock to the eligible depositors of NSB.

         (42) Tax Return means any return, report, information return or document (including any related or supporting information) required to be filed or otherwise provided with respect to Taxes.

         (43) Taxes means all taxes, charges, fees, levies, penalties or other assessments imposed or required to be collected by any United States federal, state, local or foreign taxing authority or political subdivision thereof, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties, fines, assessments or additions attributable thereto.


                                   ARTICLE II
                           ACQUISITION AND CONVERSION
                           --------------------------

         2.01 Acquisition. Subject to the terms and conditions of this Agreement and the Plan of Conversion, First Star shall acquire NSB by means of the Merger Conversion.

         2.02 Issuance of First Star Stock. Subject to regulatory approval and the terms and conditions of this Agreement and the Plan of Conversion, First Star shall issue rights to subscribe for Conversion Stock to NSB's eligible depositors as provided for in the Plan of Conversion. The number of shares of the Conversion Stock to be issued in the Subscription Offering shall be determined in accordance with the Plan of Conversion and the price per share shall be equal to 90% of the Market Price of First Star Common Stock. In the event that all of the Conversion Stock is not subscribed for in the Subscription Offering, First Star shall offer the remaining shares of Conversion Stock for sale in the Community Offering which shall be a direct community offering, a syndicated community offering or an underwritten public offering in accordance with the Plan of Conversion, and the price per share shall be equal to 100% of the Market Price of First Star Common Stock. Subject to regulatory approval, current shareholders of First Star shall be given a preference in the Community Offering.

         2.03 Reasonable Efforts to Effect Transactions. Subject to the terms and conditions of this Agreement, each of First Star and NSB agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         2.04 Compliance with Banking Laws. The acquisition of NSB by First Star through the Merger Conversion shall be accomplished in accordance with this Agreement, the Plan of Conversion and with all applicable federal and state statutes and regulations, including those of the FDIC, the FRB and the Department. The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals.


                                        6

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         2.05 Deposit  Accounts.  At the Effective Time, all deposit accounts of
NSB shall be and become deposit accounts in the Bank without change in their respective terms, maturities, minimum required balances or withdrawal values. At the Effective Time and at all times thereafter until such account ceases to be a deposit account of the Bank, each deposit account of NSB shall be considered for dividend or interest purposes as if it had been a deposit account of the Bank at the time such deposit account was opened.

         2.06 Transfer of Assets and Assumption of Liabilities. At the Effective Time, all of the assets and properties of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits then owned by or which would inure to NSB, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed on the part of First Star, the Bank or NSB, be vested in and become the properties of the Bank, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by NSB immediately prior to the consummation of the Merger Conversion. At the Effective Time, the Bank shall assume and succeed to all of the rights, obligations, duties and liabilities of NSB.

         2.07 Offices. After the Effective Time, the current office of NSB at 301 West Catawissa Street, Nesquehoning, Pennsylvania, shall become a branch office of the Bank. The principal office of First Star and the Bank shall continue to be 418 West Broad Street, Bethlehem, Pennsylvania.

         2.08 Liquidation Account. At the Effective Time, the Bank shall establish on its books a liquidation account in accordance with the Plan of Conversion and applicable regulations of the Department for the benefit of, and in order to ensure a limited priority claim in the event of the liquidation of the Bank for, certain depositors of NSB who shall become depositors of the Bank as a result of the transactions contemplated by this Agreement and the Plan of Conversion and who, following the Effective Date, remain as depositors of the Bank.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF NSB
                      -------------------------------------

         NSB hereby represents and warrants to First Star that, except as set forth in the NSB Disclosure Schedule, which NSB Disclosure Schedule shall be delivered to First Star within ten days following the date of this Agreement:

         3.01     Organization.

                  (a) General. NSB is a Pennsylvania-chartered mutual savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. NSB has all requisite power and authority and is duly qualified and licensed to conduct its business and operations as now being conducted and to own, lease and operate the properties and assets now owned or leased by it as presently operated. NSB is qualified to do

                                        7

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business as a foreign  corporation and is in good standing in each  jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a Material Adverse Effect on the business, financial condition or results of operations of NSB.

                  (b) NSB Subsidiaries. The NSB Disclosure Schedule lists each direct and indirect subsidiary of NSB (individually a "NSB Subsidiary" and collectively the "NSB Subsidiaries"). Except as set forth in the NSB Disclosure Schedule, all outstanding shares of the capital stock of the NSB Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by NSB free and clear of any encumbrance. Except as set forth in the NSB Disclosure Schedule, all of the outstanding capital stock or other ownership interests in all of the NSB Subsidiaries is owned by NSB. There are no options, convertible securities, warrants, or other Rights (preemptive or otherwise) to purchase or acquire any capital stock of any NSB Subsidiary and no contracts to which NSB or any of its Affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the NSB Subsidiaries. Each of the NSB Subsidiaries is duly organized, validly existing and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in the NSB Disclosure Schedule. Each NSB Subsidiary has all requisite power and authority and is duly qualified and licensed to conduct its business and operations as now being conducted and to own, lease and operate the properties and assets now owned or leased by it as presently operated. Each NSB Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole.

                  (c) Deposit Insurance. The deposits of NSB are insured by the SAIF to the extent provided in the Federal Deposit Insurance Act.

                  (d) Minute Books. The minute books of NSB and the NSB Subsidiaries accurately record, in all material respects, all material corporate actions of their Boards of Directors (including committees thereof), members and shareholders, and such minute books, together with all other books and records of NSB, have been, and are being, maintained in accordance with applicable legal requirements.

                  (e) Charters and Bylaws. NSB has delivered to First Star true and correct copies of the Charter, Articles of Incorporation or other organizing document, and the Bylaws, of NSB and each NSB Subsidiary.

         3.02 Affiliations. Except as disclosed in the NSB Disclosure Schedule, NSB does not own any equity interest, directly or indirectly, in any other company or control any other company, except for equity interests held in the investment portfolio of NSB, equity interests held by NSB in a fiduciary capacity and equity interests held in connection with the mortgage, home equity and other loan activities of NSB. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by NSB with respect to

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any other  company's  capital  stock.  Except as disclosed in the NSB Disclosure
Schedule, NSB is not a party to any transaction with any member of the NSB Board of Directors or any officer of NSB.

         3.03     Authority: No Violation.

                  (a) Authority. NSB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and by the Plan of Conversion. The execution and delivery of this Agreement by NSB and the consummation by NSB of the transactions contemplated hereby and by the Plan of Conversion have been duly and validly approved by the Board of Directors of NSB and, except for the approval by the affirmative vote of a majority of the Voting Depositors of NSB, no other corporate proceedings on the part of NSB are necessary for the due authorization of the Agreement and the consummation of the transactions contemplated hereby and by the Plan of Conversion. Subject to receipt of all required approvals of Regulatory Authorities and the approval of the Voting Depositors of NSB, this Agreement constitutes the valid and binding obligation of NSB, enforceable against NSB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b) No Conflict or Breach. Except as disclosed in the NSB Disclosure Schedule, neither the execution and delivery of this Agreement by NSB nor the consummation of the transactions contemplated hereby and by the Plan of Conversion, will (i) violate, conflict with or result in a breach of any provision of the Charter or Bylaws of NSB or the Articles of Incorporation or other organizing document or Bylaws of any NSB Subsidiary, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NSB or any NSB Subsidiary or to any of their properties or assets or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NSB or any NSB Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which NSB or any NSB Subsidiary is a party or by which NSB or any NSB Subsidiary or any of their properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under this clause (iii) none of which, either individually or in the aggregate, will have a Material Adverse Effect on NSB and its NSB Subsidiaries, as a whole, or NSB's ability to perform any of its obligations under this Agreement.

         3.04 Consents. No consents or approvals of, notices to, exemptions or waivers by, or. filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution, delivery and performance of this Agreement by NSB and the consummation by NSB of the transactions

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contemplated  hereby and by the Plan of  Conversion,  except for the approval of this Agreement and the Plan of Conversion by the Voting Depositors of NSB, the FDIC, the FRB and the Department.

         3.05     Regulatory Reports and Financial Statements.

                  (a) NSB Regulatory Reports. NSB has previously delivered, and will deliver, to First Star the NSB Regulatory Reports set forth in the NSB Disclosure Schedule. The NSB Regulatory Reports have been, and will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by such reports, and fairly present, and will fairly present, the financial position, results of operations and changes in retained earnings of NSB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). All NSB Regulatory Reports are, and will be, true and correct in all material respects and were, or will be, filed on a timely basis.

                  (b) NSB Financials. NSB has previously delivered to First Star the NSB Financials set forth in the NSB Disclosure Schedule. As soon as available, NSB will furnish First Star with the NSB Financials for the fiscal years and/or calendar quarters ending after the date hereof. The annual financial statements of NSB have been, and will be, prepared in accordance with GAAP applied on a consistent basis throughout the period covered by such statements. The quarterly Thrift Financial Reports of NSB, and any other form of quarterly report, are true and correct in all material respects and accurately reflect the financial state of NSB. The NSB Financials fairly present, or will fairly present, the financial position, results of operations and cash flows of NSB as of and for the periods ending on the dates thereof, except that the NSB Financials will not be deemed to fail to fairly present the financial position, results of operations and cash flows of NSB if a Regulatory Authority requires NSB to increase its allowance for loan losses by any amount or amounts up to an aggregate increase of $100,000.

                  (c) No Undisclosed Liabilities. At the date of any balance sheet included or to be included in the NSB Financials or the NSB Regulatory Reports, NSB did not have, and will not have, any liabilities or obligations which are not reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities and obligations which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities and obligations which are disclosed in the NSB Disclosure Schedule.

         3.06 Taxes. All federal, state, local and foreign Tax Returns and estimates required to be filed by or on behalf of NSB or any NSB Subsidiary have been, or will be, timely filed or requests for extension shall have been granted and not have expired, and all such filed Tax Returns are complete and accurate in all material respects. All Taxes shown or required to be shown on Tax Returns filed or required to be filed (as determined without regard to extensions)
by or on behalf of NSB or any NSB Subsidiary have been, or will be, paid in full or adequate provision has been made for any such Taxes in the annual financial statements of NSB (in accordance with GAAP) and in the quarterly Thrift
Financial  Reports.  There  is  no  audit  examination,   deficiency  or  refund
litigation with respect to any Taxes of NSB or any NSB Subsidiary that could result in a determination that would have a Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been, or will be prior to mailing date of the Proxy Statement and the Prospectus, paid in full or adequate provision has been, or will be, made for any such Taxes in the NSB annual financial statements (in accordance with GAAP) and in the quarterly Thrift Financial Reports. NSB has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Taxes due that is currently in effect.

         3.07 No Material Adverse Effect. Since December 31, 1997, except as disclosed in the NSB Disclosure Schedule, neither NSB nor any NSB Subsidiary has incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, business or results of operations of NSB or any NSB Subsidiary which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole.

         3.08     Contracts.

                  (a) General. Except as disclosed in the NSB Disclosure Schedule, or as otherwise specified herein, neither NSB nor any NSB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any officer, director or employee thereof, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing or similar arrangements for or with the officers, directors or employees thereof;
(iii) any collective bargaining with any labor union relating to employees thereof; (iv) any indebtedness disclosed in the NSB Disclosure Schedule, any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which NSB or any NSB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contain financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to First Star, the Bank or NSB or any NSB Subsidiary; (v) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of IRC Section 28OG; (vi) any contract, plan, arrangement or instrument that is material to the financial condition, results of operations, business or prospects of NSB and the NSB Subsidiaries, as a whole; (vii) any agreement containing covenants that limit the ability of

NSB or any NSB Subsidiary to engage in any particular line of business or to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, NSB or any NSB Subsidiary may carry on its business (other than as may be required by law or any regulatory agency); or (viii) any contract or agreement, or amendment thereto, that would be required to be filed as an exhibit to a NSB Regulatory Report that has not been filed as an exhibit thereto. Copies of all documents set forth in the NSB Disclosure Schedule have been delivered to First Star as provided herein.

                  (b) No Breach or Default. All the contracts, plans, arrangements and instruments identified in the NSB Disclosure Schedule are duly and validly executed and delivered by NSB or a NSB Subsidiary and, to the knowledge of NSB and the NSB Subsidiaries, duly executed and delivered by the other parties thereto, and neither NSB nor any NSB Subsidiary has breached any provision of, or defaulted in any respect under any term of, any such contract, plan, arrangement or instrument, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as otherwise described in the NSB Disclosure Schedule, no plan, employment agreement, termination agreement or similar agreement or arrangement to which NSB or a NSB Subsidiary is a party or under which they may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of NSB or a NSB Subsidiary or (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G.

         3.09     Ownership Of Property; Insurance Coverage.

                  (a) Title to Assets. NSB and each NSB Subsidiary has, and will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by it or used by it in the conduct of its business, whether real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the NSB Regulatory Reports and in the NSB Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the NSB Disclosure Schedule and
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. NSB and each NSB Subsidiary, as lessee, has the right under valid and subsisting leases of properties (whether real or personal) used by it in the conduct of its businesses to occupy and/or use such properties as presently occupied and/or used by it.

                  (b) Insurance. NSB and each NSB Subsidiary is presently insured for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by NSB or any NSB Subsidiary are in full force and effect, neither NSB nor any NSB Subsidiary is in default thereunder, and all material claims thereunder have been filed in due and timely fashion. In the best judgment of NSB management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date thereof. A description of all currently maintained insurance is set forth in the NSB Disclosure Schedule. Neither NSB nor any NSB Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

         3.10 Legal Proceedings. Except as disclosed in the NSB Disclosure Schedule, neither NSB nor any NSB Subsidiary is a party to, and there are not pending, or, to their knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against NSB or any NSB Subsidiary or their officers and directors; (ii) to which NSB's or any NSB Subsidiary's assets are subject;
(iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or (iv) which could adversely affect the ability of NSB to perform its obligations under this Agreement, except for any proceedings, claims actions, investigations or inquiries which, individually or in the aggregate, could not be reasonably expected to have Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole.

         3.11     Compliance with Applicable Law.

                  (a) General. NSB and each NSB Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects with, applicable laws, statutes, orders, rules and regulations of any federal, state or local governmental authority relating to it, other than where such failure to hold or failure to comply would neither result in a limitation in any material respect on the conduct of any of NSB's or the NSB Subsidiaries' business nor otherwise have a Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole. All of such licenses, franchises, permits and authorizations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the best of NSB's knowledge, threatened.

                  (b) No Notices. Except as disclosed in the NSB Disclosure Schedule, neither NSB nor any NSB Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that it is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which noncompliance has or could reasonably be expected to have a Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to it, (iii) requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit in any manner its operations or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner its operations (any such notice, communication, memorandum, agreement or order described in this sentence shall be referred to herein as a "Regulatory Agreement"). Neither NSB nor any NSB Subsidiary has consented to or entered into any Regulatory Agreement.

         3.12 ERISA. NSB has previously delivered to First Star true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(l) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the NSB Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or trustees or former trustees of NSB or a NSB Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 40 1 (a); (ii) the most recent annual reports relating to such plans filed by it, respectively, with any government agency and (iii) all rulings and determination letters which pertain to any such plans. Neither NSB or any NSB Subsidiary nor any pension plan maintained by NSB or any NSB Subsidiary has incurred, directly or indirectly, any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC
Section 401 (a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither NSB nor any NSB Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply in all material respects with ERISA and the IRS. Except as disclosed in the NSB Disclosure Schedule, neither NSB nor any NSB Subsidiary has any material liability under any such plan which pursuant to GAAP is required to be reflected on or disclosed in (pursuant to a footnote or otherwise) the NSB Financials and which is not so reflected or disclosed thereon. To the best knowledge of NSB, except as disclosed in the NSB Disclosure Schedule, no prohibited transaction (which shall mean any transaction prohibited by ERISA
Section 406 and not exempt under ERISA Section 408) has occurred with respect to any employee benefit plan maintained by NSB or any NSB Subsidiary that would be taxed under IRC Section 4875. NSB and each NSB Subsidiary provides continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 498OB(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

         3.13 Brokers and Finders. Except as disclosed in the NSB Disclosure Schedule, neither NSB, any NSB Subsidiary nor any of their officers, directors, employees or agents has employed any broker, finder or financial advisor, or incurred any liability for any fee or commission to any such person, in connection with the transactions contemplated by this Agreement.

         3.14 Environmental Matters. Except as disclosed in the NSB Disclosure Schedule, neither NSB nor any NSB Subsidiary is in violation of any Environmental Law at any properties it owns or operates (a "Violation"), and no properties owned or operated by NSB or any NSB Subsidiary, for which NSB or any NSB Subsidiary could be subject to any liability under any Environmental Law, are in or contain such condition or conditions, including the presence of any Hazardous Materials thereon, thereat or thereunder, that would constitute a basis of liability under any Environmental Law (a "Condition"), except for Violations or Conditions that, individually or in the aggregate, would not have a Material Adverse Effect on the business or condition (financial or otherwise) of NSB and the NSB Subsidiaries, as a whole. Except as disclosed in the NSB Disclosure Schedule, there are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending or threatened relating to any actual or potential Condition or Violation.

         3.15 Business of NSB. Except as disclosed in the NSB Disclosure Schedule, since December 31, 1997, NSB and each NSB Subsidiary has conducted its business only in the ordinary course and has not taken any action which would otherwise be prohibited by the provisions of Section 5.01 hereof.

         3.16 Loan Portfolio. The allowances for loan losses reflected, and to be reflected, in the NSB Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the NSB Financials are, and will be, adequate in accordance with the requirements of GAAP, and no Regulatory Authority has required or requested NSB or any NSB Subsidiary to increase any allowance for loan losses. NSB has disclosed to First Star in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-beating assets of NSB or any NSB Subsidiary that have been classified as "Other Loans Specifically Monitored", "Special Mention", "Substandard", "Doubtful , "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import, and NSB shall, promptly after the end of any month between the date hereof and the Effective Date, inform First Star of any additional loans so classified at any time after the date hereof. The "Real Estate Owned" included in any nonperforming assets of NSB or any NSB Subsidiary is carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

         3.17 Information to be Supplied. The information to be supplied by NSB for inclusion in the Proxy Statement, at the time the Proxy Statement is authorized for use and as of the date of the special meeting of Voting
Depositors convened by NSB for the purpose of considering and approving this Agreement and the Plan of Conversion and the transactions contemplated hereunder and thereunder, will not contain any statement which, at the time and in the light of the circumstances under which ft is made, is false or misleading with respect to any material fact, or which omits to state a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for such special meeting which has become false or misleading. The information to be supplied by NSB for inclusion in the Registration Statement, at the time the Registration Statement is declared effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The information to be supplied by NSB for inclusion in the Offering Documents, as of their date and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied, or to be supplied, by NSB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         3.18 Reorganization. As of the date hereof, NSB is aware of no reason why the Merger Conversion will fail to qualify as a reorganization under Section 368(a) of the IRC.

         3.19 Unused Vacation and Sick Time. Except as disclosed in the NSB Disclosure Schedule, no NSB employee has any accrued but unused vacation or sick leave time.

         3.20 Representations True and Correct. No representations made by NSB in this Agreement or in the NSB Disclosure Schedule contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading. None of the information contained in the NSB Financials, the NSB Regulatory Reports or any other documents or reports provided by or for NSB to First Star contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF FIRST STAR
                  --------------------------------------------

         First Star hereby represents and warrants to NSB that, except as set forth in the First Star Disclosure Schedule:

         4.01     Organization.

                  (a) General. First Star is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania. First Star has all requisite power and authority and is duly qualified and licensed to conduct its business and operations as now being conducted and to own, lease and operate the properties and assets now owned or leased by it as presently operated. First Star is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of First Star.

                  (b) First Star Subsidiaries. The First Star Disclosure Schedule lists each direct and indirect subsidiary of First Star, including the Bank (individually a "First Star Subsidiary" and collectively the "First Star Subsidiaries"). Except as set forth in the First Star Disclosure Schedule, all outstanding shares of the capital stock of the First Star Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by First Star free and clear of any encumbrance. Except as set forth in the First Star Disclosure Schedule, all of the outstanding capital stock or other ownership interests in all of the First Star Subsidiaries is owned by First Star. There are no options, convertible securities, warrants, or other Rights (preemptive or otherwise) to purchase or acquire any capital stock of any First Star Subsidiary and no contracts to which First Star or any of its Affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the First Star Subsidiaries. Each of the First Star Subsidiaries is duly organized, validly existing and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in the First Star Disclosure Schedule. Each First Star Subsidiary has all requisite power and authority and is duly qualified and licensed to conduct its business and operations as now being conducted and to own, lease and operate the properties and assets now owned or leased by it as presently operated. Each First Star Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a Material Adverse Effect on First Star and the First Star Subsidiaries, as a whole.

                  (c) Deposit Insurance. The deposits of the Bank are insured by the SAIF to the extent provided in the Federal Deposit Insurance Act.

                  (d) Minute Books. The minute books of First Star and the First Star Subsidiaries accurately record, in all material respects, all material corporate actions of their Boards of Directors (including committees thereof), members and shareholders, and such minute books, together with all other books and records of First Star, have been, and are being, maintained in accordance with applicable legal requirements.

                  (e) Charters and Bylaws. First Star has delivered to NSB true and correct copies of the Charter, Articles of Incorporation or other organizing document, and the Bylaws, of First Star and the Bank.

         4.02     Capitalization.

                  (a) Capitalization. As of the date of this Agreement, the authorized capital stock of First Star consists of 2,500,000 shares of common stock, par value $1.00 per share, of which 372,088 shares are issued and outstanding, and 1,000,000 shares of serial preferred stock, par value $0.01 per share, of which 43,592 shares of Permanent Non-Cumulative Convertible Preferred Stock, Series A ("Series A Preferred Stock") are issued and outstanding. All shares of First Star Common Stock and Series A Preferred Stock issued and outstanding are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in the First Star Disclosure Schedule, First Star is not bound by any subscriptions, options, warrants, calls, commitments, agreements or other Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of First Star Common Stock or any other First Star securities representing the right to vote, purchase or otherwise receive any shares of First Star Common Stock or any other security of First Star.

                  (b) Five Percent Shareholders. To the best of First Star's knowledge, except as disclosed in the First Star Disclosure Schedule, no person or group, as of the date of this Agreement, is the beneficial owner of five percent (5%) or more of the outstanding shares of First Star Common Stock.

                  (c)  Affiliations.  Except  as  disclosed  in the  First  Star
Disclosure Schedule, First Star does not own any equity interest, directly or indirectly, in any other company or control any other company, except for equity interests held in the investment portfolio of First Star, equity interests held by First Star in a fiduciary capacity and equity interests held in connection with the mortgage, home equity and other loan activities of First Star. Except as disclosed in the First Star Disclosure Schedule, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by First Star with respect to any other company's capital stock. Except as disclosed in the First Star Disclosure Schedule, First Star is not a party to any transaction with any member of the First Star Board of Directors or any officer of First Star.

         4.03     Authority: No Violation.

                  (a) Authority. Each of First Star and the Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and by the Plan of Conversion. The execution and delivery of this Agreement by each of First Star and the Bank and the consummation by them of the transactions contemplated hereby and by the Plan of Conversion have been duly and validly approved by the Boards of Directors of First Star and the Bank and no other corporate proceedings on the part of First Star are necessary for the due authorization of the Agreement and the consummation of the transactions contemplated hereby and by the Plan of
Conversion. Subject to receipt of all required approvals of Regulatory Authorities, this Agreement constitutes the valid and binding obligation of First Star, enforceable against First Star in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b) No Conflict or Breach. Neither the execution and delivery of this Agreement by First Star nor the consummation of the transactions contemplated hereby and by the Plan of Conversion, will (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of First Star or the Articles of Incorporation or other organizing document or Bylaws of any First Star Subsidiary, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Star or any First Star Subsidiary or to any of their properties or assets or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Star or any First Star Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which First Star or any First Star Subsidiary is a party or by which First Star or any First Star Subsidiary or any of their properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under this clause
(iii) none of which, either individually or in the aggregate, will have a Material Adverse Effect on First Star and its First Star Subsidiaries, as a whole, or First Star's ability to perform any of its obligations under this Agreement.

         4.04 Consents. No consents or approvals of, notices to, exemptions or waivers by, or. filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution, delivery and performance of this Agreement by First Star and the consummation by First Star of the transactions contemplated hereby and by the Plan of Conversion, except for the approval of this Agreement and the Plan of Conversion by the Voting Depositors of NSB, the FDIC, the FRB and the Department.

         4.05     Regulatory Reports and Financial Statements.

                  (a) First Star Regulatory Reports. The First Star Regulatory Reports have been, and will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by such reports, and fairly present, and will fairly present, the financial position, results of operations and changes in stockholders' equity of First Star as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis. All First Star Regulatory Reports are, and will be, true and correct in all material respects and were, or will be, filed on a timely basis.

                  (b) First Star Financials. First Star has previously delivered to NSB the First Star Financials set forth in the First Star Disclosure Schedule. As soon as available, First Star will furnish NSB with the First Star Financials for the fiscal years and/or calendar quarters ending after the date hereof. The annual financial statements of First Star have been, and will be, prepared in accordance with GAAP applied on a consistent basis throughout the period covered by such statements. The quarterly Call Reports of First Star, and any other form of quarterly report, are true and correct in all material respects and accurately reflect the financial state of First Star. The First Star Financials fairly present or will fairly present, the financial position, results of operations and cash flows of First Star as of and for the periods ending on the dates thereof.

                  (c) No Undisclosed-Liabilities. At the date of any balance sheet included in the First Star Financials or the First Star Regulatory
Reports, First Star did not have, and will not have, any liabilities or obligations which are not reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities and obligations which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities and obligations which are disclosed in the First Star Disclosure Schedule.

                  (d) Shareholder Documents. First Star has heretofore delivered, or will deliver, to NSB copies of its (i) annual reports for the years ended June 30, 1996 and 1997 and (ii) proxy materials used in connection with its 1997 annual meeting of shareholders.

         4.06 Taxes. All federal, state, local and foreign Tax Returns and estimates required to be filed by or on behalf of First Star or any First Star Subsidiary have been, or will be, timely filed or requests for extension shall have been granted and not have expired, and all such filed Tax Returns are complete and accurate in all material respects. All Taxes shown or required to be shown on Tax Returns filed or required to be filed (as determined without regard to extensions) by or on behalf of First Star or any First Star Subsidiary have been, or will be, paid in full or adequate provision has been made for any such Taxes in the annual financial statements of First Star (in accordance with GAAP) and in the quarterly Call Reports. There is no audit examination, deficiency or refund litigation with respect to any Taxes of First Star or any First Star Subsidiary that could result in a determination that would have a Material Adverse Effect on First Star and the First Star Subsidiaries, as a whole. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been, or will be prior to mailing date of the Proxy Statement and the Prospectus, paid in full or adequate provision has been, or will be, made for any such Taxes in the First Star annual financial statements (in accordance with GAAP) and in the quarterly Call Reports. First Star has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Taxes due that is currently in effect.

         4.07 No Material Adverse Effect. Since June 3O, 1997, neither First Star nor any First Star Subsidiary has incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, business or results of operations of First Star or any First Star Subsidiary which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on First Star and the First Star Subsidiaries, as a whole.

         4.08     Contracts.

                  (a) General. Except as disclosed in the First Star Disclosure Schedule, or as otherwise specified herein, neither First Star nor any First Star Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any officer, director or employee thereof, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing or similar arrangements for or with the officers, directors or employees thereof, (iii) any collective bargaining with any labor union relating to employees thereof; (iv) any indebtedness disclosed in the First Star Disclosure Schedule, any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which First Star or any First Star Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contain financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to NSB or First Star or any First Star Subsidiary; (v) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of IRC Section 28OG; (vi) any contract, plan, arrangement or instrument that is material to the financial condition, results of operations, business or prospects of First Star and the First Star Subsidiaries, as a whole;
(vii) any agreement containing covenants that limit the ability of First Star or any First Star Subsidiary to engage in any particular line of business or to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, First Star or any First Star Subsidiary may carry on its business (other than as may be required by law or any regulatory agency); or (viii) any contract or agreement, or amendment thereto, that would be required to be filed as an exhibit to a First Star Regulatory Report that has not been filed as an exhibit thereto.

                  (b) No Breach or Default. All the contracts, plans, arrangements and instruments identified in the First Star Disclosure Schedule are duly and validly executed and delivered by First Star or a First Star Subsidiary and, to the knowledge of First Star and the First Star Subsidiaries, duly executed and delivered by the other parties thereto, and neither First Star nor any First Star Subsidiary has breached any provision of, or defaulted in any respect under any term of, any such contract, plan, arrangement or instrument, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as otherwise described in the First Star Disclosure Schedule, no plan, employment agreement, termination agreement or similar agreement or arrangement to which First Star or a First Star Subsidiary is a party or under which they may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of First Star or a First Star Subsidiary or (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G.

         4.09     Ownership Of Coverage.

                  (a) Title to Assets. First Star and each First Star Subsidiary has, and will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by it or used by it in the conduct of its business, whether real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Star Regulatory Reports and in the First Star Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the First Star Disclosure Schedule and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Star and each First Star Subsidiary, as lessee, has the right under valid and subsisting leases of properties (whether real or personal) used by it in the conduct of its businesses to occupy and/or use such properties as presently occupied and/or used by it.

                  (b) Insurance. First Star and each First Star Subsidiary is presently insured for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Star or any First Star Subsidiary are in full force and effect, neither First Star nor any First Star Subsidiary is in default thereunder, and all material claims thereunder have been filed in due and timely fashion. In the best judgment of First Star's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date thereof. Neither First Star nor any First Star Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

         4.10 Legal Proceedings. Except as disclosed in the First Star Disclosure Schedule, neither First Star nor any First Star Subsidiary is a party to, and there are not pending, or, to their knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against First Star or any First Star Subsidiary or their officers and directors; (ii) to which First Star's or any First Star Subsidiary's assets are subject; (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or (iv) which could adversely affect the ability of First Star to perform its obligations under this Agreement, except for any proceedings, claims actions, investigations or inquiries which, individually or in the aggregate, could not be reasonably expected to have Material Adverse Effect on First Star and the First Star Subsidiaries, as a whole.

         4.11     Compliance with Applicable Law.

                  (a) General. First Star and each First Star Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects with, applicable laws, statutes, orders, rules and regulations of any federal, state or local governmental authority relating to it, other than where such failure to hold or failure to comply would neither result in a limitation in any material respect on the conduct of any of First Star's or the First Star Subsidiaries' business nor otherwise have a Material Adverse Effect on First Star and the First Star Subsidiaries, as a whole. All of such licenses, franchises, pen-nits and authorizations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the best of First Star's knowledge, threatened.

                  (b)  No  Notices.  Except  as  disclosed  in  the  First  Star
Disclosure Schedule, neither First Star nor any First Star Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that it is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which noncompliance has or could reasonably be expected to have a Material Adverse Effect on First Star and the First Star Subsidiaries, as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to it, (iii) requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner its operations or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner its operations (any such notice, communication, memorandum, agreement or order described in this sentence shall be referred to herein as a "Regulatory Agreement"). Neither First Star nor any First Star Subsidiary has consented to or entered into any Regulatory Agreement.

         4.12 ERISA. First Star has previously delivered to NSB a list of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long ten-n incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA
Section 3(l) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the First Star Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or trustees or former trustees of First Star or a First Star Subsidiary. Neither First Star or any First Star Subsidiary nor any pension plan maintained by First Star or any First Star Subsidiary has incurred, directly or indirectly, any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC
Section 401 (a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither First Star nor any First Star Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply in all material respects with ERISA and the IRS. Except as disclosed in the First Star Disclosure Schedule, neither First Star nor any First Star Subsidiary has any material liability under any such plan which pursuant to GAAP is required to be reflected on or disclosed in (pursuant to a footnote or otherwise) the First Star Financials and which is not so reflected or disclosed thereon. To the best knowledge of First Star, except as disclosed in the First Star Disclosure Schedule, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408) has occurred with respect to any employee benefit plan maintained by First Star or any First Star Subsidiary that would be taxed under IRC Section 4875. First Star and each First Star Subsidiary provides continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 498OB(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

         4.13 Brokers and Finders. Neither First Star, any First Star Subsidiary nor any of their officers, directors, employees or agents has employed any broker, finder or financial advisor, or incurred any liability for any fee or commission to any such person, in connection with the transactions contemplated by this Agreement.

         4.14 Environmental Matters. Except as disclosed in the First Star Disclosure Schedule, neither First Star nor any First Star Subsidiary is in violation of any Environmental Law at any properties it owns or operates (a "Violation"), and no properties owned or operated by First Star or any First Star Subsidiary, for which First Star or any First Star Subsidiary could be subject to any liability under any Environmental Law, are in or contain such condition or conditions, including the presence of any Hazardous Materials thereon, thereat or thereunder, that would constitute a basis of liability under any Environmental Law (a "Condition"), except for Violations or Conditions that, individually or in the aggregate, would not have a Material Adverse Effect on the business or condition (financial or otherwise) of First Star and the First Star Subsidiaries, as a whole. Except as disclosed in the First Star Disclosure Schedule, there are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending or threatened relating to any actual or potential Condition or Violation.

         4.15 Loan Portfolio. The allowances for loan losses reflected, and to be reflected, in the First Star Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the First Star Financials are, and will be, adequate in accordance with the requirements of GAAP, and no Regulatory Authority has required or requested First Star or any First Star Subsidiary to increase any allowance for loan losses. First Star has disclosed to NSB in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of First Star or any First Star Subsidiary that have been classified as "Other Loans Specifically Monitored", "Special Mention", "Substandard", "Doubtful", "Loss , "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import, and First Star shall, promptly after the end of any month between the date hereof and the Effective Date, inform NSB of any additional loans so classified at any time after the date hereof. The "Real Estate Owned" included in any nonperforming assets of First Star or any First Star Subsidiary is carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

         4.16 Information to be Supplied. The information to be supplied by First Star for inclusion in the Proxy Statement, at the time the Proxy Statement is authorized for use and as of the date of the special meeting of Voting Depositors convened by NSB for the purpose of considering and approving this Agreement and the Plan of Conversion and the transactions contemplated hereunder and thereunder, will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for such special meeting which has become false or misleading. The information to be supplied by First Star for inclusion in the Registration Statement, at the time the Registration Statement is declared effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The information to be supplied by First Star for inclusion in the Offering Documents, as of their date and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied, or to be supplied, by First Star for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         4.17 Reorganization. As of the date hereof, First Star is aware of no reason why the Merger Conversion will fail to qualify as a reorganization under
Section 368(a) of the IRC.

         4.18 Representations True and Correct. No representations made by First Star in this Agreement or in the First Star Disclosure Schedule contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading. None of the information contained in the First Star Financials, the First Star Regulatory Reports or any other documents or reports provided by or for First Star to NSB contains any untrue statements of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

         5.01     Conduct of NSB's Business.

                  (a) Ordinary Course. From the date of this Agreement to the Closing Date, NSB will conduct its business and engage in transactions only in the ordinary course of business and consistent with past practice, except as otherwise required by this Agreement or with the prior written consent of First Star. NSB will use its best efforts to (i) maintain and preserve intact its business organization, properties, assets, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (ii) take no action which would adversely affect or delay the ability of NSB, First Star or the Bank to obtain any necessary approvals, consents or waivers of the Regulatory Authorities required for the transactions contemplated hereby and by the Plan of Conversion or to perform its covenants and agreements on a timely basis under this Agreement and the Plan of Conversion; and (iii) take no action that is reasonably likely to have a Material Adverse Effect on NSB. Without limiting the foregoing, from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by First Star in writing or as permitted or required by this Agreement or the Plan of Conversion, NSB will not:

                           (i) Compensation.  Grant any severance or termination
pay to (other than pursuant to the existing plans and policies of NSB disclosed in Section 5.01(a)(i) of the NSB Disclosure Schedule), or enter into or amend any employment or severance agreement with, any employee, officer or director of NSB, or increase the rate of compensation of the directors, officers and employees of NSB except as described in Section 5.01(a)(i) of the NSB Disclosure Schedule;

                           (ii)  Extraordinary Transactions.  Except as provided
for in this Agreement merge or consolidate with any other corporation or other entity, sell or lease all or any substantial portion of the assets or business of NSB, make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between NSB and any other person, enter into a purchase and assumption transaction with respect to deposits and liabilities, permit the revocation or surrender by NSB of its certificate of authority to maintain, or file an application for the relocation of, its existing office or file an application for a certificate of authority to establish a new branch office;

                           (iii)    Liens, Indebtedness and Other Matters.  Sell
or otherwise dispose of any asset of NSB other than in the ordinary course of business consistent with past practice, subject any asset of NSB to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, transactions in "federal funds" and any lien, pledge, security interest or other encumbrance incurred in the ordinary course of business consistent with past practice which does not have or could not reasonably be expected to have a Material Adverse Effect on NSB and the NSB Subsidiaries, as a whole), modify in any material respect the manner in which NSB has heretofore conducted its business, enter into any new line of business or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                           (iv) Representations and Warranties.  Take any action
which would result in any of the representations and warranties of NSB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied;

                           (v)  Accounting Matters.  Change any method, practice
or principle of accounting, or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

                           (vi)     Modification of Agreements, Waive,  release,
grant or transfer any rights of value or modify or change in any material respect any existing agreement to which NSB or any NSB Subsidiary, is a party, other than in the ordinary course of business, consistent with past practice;

                           (vii) Employee Benefits Plans. Implement any pension,
retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law or to the extent such amendments do not result in an increase in cost; and

                           (viii)   Amendment of Organizational Documents. Amend
the Charter or Articles of Incorporation or Bylaws of NSB or any NSB Subsidiary except as may be required to effect the Merger Conversion.

                  (b) Specific Prohibitions. For purposes of this Section 5.01, it shall not be considered in the ordinary course of business for NSB to do any of the following: (i) make any capital expenditure of $10,000 or more not disclosed in Section 5.01(b) of the NSB Disclosure Schedule without the prior written consent of First Star; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $25,000, other than pledges of assets to secure government deposits, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio of NSB or repurchase agreements made, in each case, in the ordinary course of business or (iii) undertake or enter into any lease, contract or other commitment for its account involving a payment by NSB of more than $10,000 annually, or containing a material financial commitment and extending beyond six months from the date hereof, other than in the normal course of providing credit to customers as part of its banking business, and agreements for professional services incurred in connection with the transactions contemplated by this Agreement.

         5.02     Access: Confidentiality.

                  (a) Reasonable Access. From the date of this Agreement through the Closing Date, NSB, on one hand, and First Star and the Bank, on the other hand, shall each afford to the other party and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, at reasonable hours following reasonable notice; and the officers of NSB or First Star and the Bank, as the case may be, will furnish any party making such investigation with such financial and operating data and other information with respect to their respective businesses, properties, assets, books and records and personnel as the party making such investigation shall from time to time reasonably request. Neither NSB, on one hand, nor First Star and the Bank, on the other hand, shall be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the proceeding sentence apply.

                  (b) Conduct of Investigation. First Star, the Bank and NSB agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the parties hereto.

                  (c) Confidentiality. All information furnished pursuant to this Agreement by each of NSB, First Star or the Bank to the other shall be treated as the sole property of the furnishing party. If the transactions contemplated by this Agreement shall not be consummated, each party will, and will cause its agents to, return all documents, records or other materials containing, reflecting, referring to or prepared on the basis of such information to be kept confidential, except to the extent such information becomes public through no fault of First Star, the Bank or NSB, as the case may be, or any of their representatives or agents and except to the extent disclosure of any such information is legally required. Each party shall give prompt notice to the other of any contemplated disclosure where such disclosure is so legally required.

         5.03     Regulatory Matters and Consents.

                  (a) Applications. First Star, the Bank and NSB will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

                  (b) Required Information. Each of First Star and the Bank, on one hand, and NSB, on the other hand, will furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing made by or on behalf of either party to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                  (c) Communications. First Star and the Bank, on one hand, and NSB, one the other hand, will each promptly furnish the other with copies of written communications addressed to, or received by it from any Regulatory Authority in connection with the transactions contemplated hereby.

                  (d) Cooperation. First Star, the Bank and NSB will cooperate with each other in the foregoing matters and will furnish each other with all information concerning it as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and Offering Documents) made by or on behalf of either party to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects.

         5.04 Taking of Necessary Action. Subject to the terms and conditions herein provided, and in addition to any specific agreements contained herein, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement upon all of the terms and conditions set forth herein.

         5.05 Employment Issues and Related Matters. First Star hereby agrees that:

                  (a) Employees. The employees of NSB will continue to be employed by the Bank after the Effective Date and at pay levels at least equal to their salaries as of December 31, 1997. Except as otherwise noted herein, employees of NSB shall continue to be employees "at will."

                  (b) Employee Benefits. All NSB employees who become employees of First Star or the Bank, other than Stephen Koomar whose employment with First Star will be governed by the terms of an employment agreement pursuant to
Section 5.05(c) below, will begin to participate in the same benefit plans and compensatory programs that are generally afforded to other employees of First Star and the Bank who hold similar positions, subject to the terms and conditions under which those plans and programs are made available to employees of First Star and the Bank; provided that (i) employment with NSB shall be treated as employment with the Bank for purposes of determining eligibility, vesting and benefit accruals, under all welfare plans and programs, provided that employment with NSB shall not be treated as employment with the Bank for purposes of determining benefit accruals with respect to First Star's benefit plans, (ii) nothing in this Section shall be construed to limit the right of First Star or the Bank either to terminate the employment of any NSB employee or to revise any benefit plan or compensatory program in any manner that does not differentiate, in terms of aggregate benefits, between employees of NSB and those of First Star and the Bank, (iii) First Star will not subject the NSB employees (or dependents) to any uninsured waiting period or exclusion for pre-existing conditions, which exclusions were not in effect, on the Effective Date, under a medical or dental insurance plan maintained by First Star and the Bank, and (iv) NSB employees shall receive full credit for claims arising prior to the Effective Date for purposes of individual and family deductibles, out-of-pocket maximums, benefits maximums and other similar limitations for the applicable plan year under the medical/dental reimbursement plans to the extent allowed by First Star's insurer.

                  (c) Employment Agreements. First Star shall offer Stephen Koomar an employment agreement in the form attached hereto as Exhibit "C".

                  (d) Stock Options. In connection with the Merger Conversion, First Star will, subject to the required approval of the FDIC and First Star's shareholders, implement a new stock option and incentive plan ("New Option Plan") authorizing the granting of options to purchase shares of Stock in an amount equal to 10% of the shares of Conversion Stock issued in the Merger Conversion. Under the New Option Plan, the three non-employee directors of NSB as of the date of this Agreement will each receive 5% of the options and the two employee directors of NSB as of the date of this Agreement will each receive 25% of the options to the maximum extent permitted by regulation.

                  (e) Employee Stock Ownership Plan ("ESOP"). At or prior to the effective date of Merger Conversion, the Bank's existing tax-qualified ESOP will use its best efforts to purchase up to 10% of the shares of Conversion Stock issued in the Merger Conversion. All full-time employees of the Bank upon completion of the Merger Conversion will be eligible to participate in the ESOP.

                  (f) NSB shall develop a plan and timetable for terminating NSB's pension plan as of a date on or before the Closing Date. With the advance written consent of First Star, which consent shall not be unreasonably withheld, NSB shall proceed with the implementation of said termination plan and timetable. If the Closing Date has not occurred by December 22, 1998, NSB shall make the contribution for the plan year ending December 23, 1999 in the ordinary course.

         5.06 Officers and Directors of First Star and the Bank. The officers and directors of First Star immediately following the Effective Time shall be the same persons who served in these positions immediately prior to the Effective Time. Except for the addition of Stephen Koomar, the officers of the Bank immediately following the Effective Time shall be the same persons who served in these positions immediately prior to the Effective Time. The Board of Directors of the Bank following the Effective Time shall take such actions as may be necessary to amend the Bank's bylaws to add five additional positions on the Bank's Board of Directors to allow for the appointment of the five current directors of NSB ("NSB Directors"). First Star, as sole stockholder of the Bank, shall elect such directors in accordance with applicable law. The NSB Directors will receive fees equal to such fees paid to current directors of the Bank for service on the Board of Directors of the Bank.

         5.07 No Solicitation. NSB shall not nor shall it permit any officer, director or employee of NSB, or any investment banker, attorney, accountant or other representative retained by NSB to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond favorably to requests for information, inquiries, or other communications from, any person other than First Star concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of NSB, or any assets or business of NSB, except that NSB's officers and directors may respond to inquiries from depositors in the ordinary course of business. Notwithstanding anything to the contrary contained in this Section 5.08, the NSB Board of Directors may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to merge, consolidate, buy all or substantially all of the assets of or otherwise acquire NSB if and only to the extent that (i) the NSB Board of Directors determines in good faith with the advice of counsel to NSB that such action is required to comply with its fiduciary duties to members imposed by law; (ii) prior to finishing such information to, or entering into discussions or negotiations with such person or entity, unless it would be a breach of fiduciary obligations to do so, NSB provides written notice to First Star to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, with such written notice to contain, at a minimum, the identity of the persons submitting the proposal, a copy of any written inquiry or other communication, the terms of any proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest; and (iii) NSB continues to keep First Star informed of the status of any such discussions or negotiations.

         5.08 Disclosure Obligations. First Star and NSB shall each promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. First Star and NSB shall each update any schedule provided pursuant to this Agreement as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed on such schedule. The delivery of such additional schedules by a party shall not relieve such party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the conditions set forth in Sections 6.01 and 6.02 hereof, as the case may be.

         5.9 Reorganization. Neither First Star, the Bank nor NSB shall knowingly take any action that would, or is reasonably likely to, prevent or impede the Merger Conversion from qualifying as a reorganization under Section 368(a) of the IRC.

         5.10     Undertakings by First Star and NSB.

                  (a)      NSB Undertakings.  NSB shall:

                           (i)   Charter Conversion.  Take all actions necessary
with the appropriate Regulatory Authorities and otherwise use its best efforts to cause the conversion of NSB from a Pennsylvania chartered mutual savings and bank to a Pennsylvania-chartered stock savings bank.

                           (ii)    Special Meeting.  Take all actions necessary,
in accordance with applicable law and its Bylaws, to convene a special meeting of Voting Depositors, as promptly as practicable after all necessary regulatory approvals are obtained, for the purpose of considering and approving this Agreement and the Plan of Conversion and the transactions contemplated hereunder and thereunder. Subject to the discharge of its fiduciary duty, NSB shall recommend that the Voting Depositors vote in favor of this Agreement and the Plan of Conversion;

                           (iii)  Voting by  Trustees.  Use its best  efforts to
obtain the agreement of all members of NSB's Board of Trustees, in their capacity as Voting Depositors, to vote in favor of this Agreement and the Plan of Conversion at the Special Meeting;

                           (iv) Phase I Environmental Audit.  Permit First Star,
if First Star elects to do so, at First Star's own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by NSB on the date hereof. In the event that such "phase 1 environmental audit" reveals a Violation or Condition that would have a Material Adverse Effect, First Star may, without any further obligation hereunder, terminate this Agreement.

                           (v)     Delivery of Financial Statements.  Deliver to
First Star, as soon as practicable after the end of each fiscal year and/or calendar quarter the applicable NSB Financials, which NSB Financials shall fairly reflect NSB's financial condition and results of operations and cash flows for the periods presented;

                           (vi)     Provision for Loan Losses.  For each  fiscal
quarter ending between the date of this Agreement and the Closing Date, make a normal provision for loan losses consistent with GAAP and regulatory requirements.

                           (vii)  Affiliate Letters and Restrictive Legend.  NSB
agrees to obtain and furnish to First Star, prior to the Effective Time, all of the affiliate letters referred to in Section 6.02(p) hereof. Certificates representing shares of the First Star Common Stock issued in the Merger Conversion to the affiliates of NSB, referred to in Section 6.02(n) hereof, shall be subjected to stop transfer orders and shall bear a restrictive legend in substantially the following form:

                  "These shares are affiliate or control shares and, so long as they are beneficially owned by an affiliate or control person, may not be sold, offered, pledged or hypothecated except (i) in conjunction with an effective registration statement as to such securities under the Securities Act of 1933, as amended;
                  (ii)  pursuant  to the  terms of Rule 145 under  said Act;  or
                  (iii) pursuant to an opinion of counsel satisfactory to the issuer that such registration or compliance is not required."

                  (b)      First Star Undertakings.  First Star shall:

                           (i)     Delivery of Financial Statements.  Deliver to
NSB, as soon as practicable after the end of each fiscal year and/or calendar quarter, the applicable First Star Financials, which First Star Financials shall fairly reflect First Star's financial condition and results of operations and cash flows for the periods presented.

                           (ii)     Registration Statement. First Star agrees to
prepare and file with the SEC, and to use all reasonable efforts to cause to become effective, the Registration Statement, under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of the shares of First Star Common Stock to be issued as contemplated by the Plan of Conversion.

                           (iii)Registration of Common Stock.  First Star agrees
to maintain the effectiveness of the registration of the First Star Common Stock under the Securities Exchange Act of 1934, as amended, for a period of one year following the Effective Time or such later date as may be required by the regulations of the FDIC or the Department.

                  (c)      Joint Undertakings.  First Star and NSB shall each:

                           (i)  Filings and Approvals.  Cooperate with the other
in the preparation and filing, as soon as practicable,  of (A) the Applications;
(B) the Offering Documents and related filings under state securities laws covering the Conversion Stock to be issued pursuant to the Plan of Conversion;
(C) the Registration Statement, including the Prospectus; (D) all other documents necessary to obtain any other approvals and consents required to effect consummation of the Merger Conversion and (E) all other documents contemplated by this Agreement;

                           (ii)   Public Announcements.  Agree upon the form and
substance of any press release related to this Agreement and the transactions contemplated hereby and upon the form and substances of other public disclosures related thereto, including without limitation, communications to NSB depositors, NSB internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, subject to applicable regulatory requirements; and

                           (iii) Taxes.  File all federal,  state. and local tax
returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such return on or before the date such payment is due.

         5.12 Indemnification. From and after the Effective Time, through the fourth anniversary of the Effective Date, First Star shall indemnify, defend and hold harmless the existing directors and officers of NSB against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of NSB, whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, at or after, the Closing Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; except that no such person shall be entitled to indemnification where the act or failure to act is determined by a court to have constituted willful misconduct or recklessness or is otherwise prohibited by applicable state law. First Star shall maintain the directors' and officers' liability insurance coverage in effect for NSB's directors and officers prior to the Closing Date (or a policy providing comparable coverage on terms no less favorable, including First Star's existing policy if it meets the foregoing criteria) for a period of three years after the Effective Date. In the event of any such claim, action, suit, proceeding or investigation First Star shall have the right to assume the defense thereof and upon such assumption First Star shall not be liable to any party entitled to indemnification hereunder (an "Indemnified Party") for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between First Star and such Indemnified Parties, First Star shall be obligated pursuant to this Section 5.12 to pay the fees and expenses for only one firm of counsel for the Indemnified Parties in any jurisdiction, which counsel shall be reasonably satisfactory to the Indemnified Parties, unless counsel so chosen reasonably advises First Star that the use of one counsel for all Indemnified Parties would present such counsel with a conflict of interest. First Star shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this
Section 5.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify First Star thereof, provided that the failure to so notify shall not affect the obligations of First Star under this Section 5.12 except to the extent such failure to notify materially prejudices First Star.

         5.13 Due Diligence. For a period of 15 business days commencing on the business day following receipt of the NSB Disclosure Schedule, NSB shall permit First Star and its representatives to conduct a due diligence investigation of NSB and the NSB Subsidiaries. NSB and the NSB Subsidiaries shall provide First Star and its representatives full access during normal business hours to review the properties, books and records of NSB and the NSB Subsidiaries.

                                   ARTICLE VI
                                   CONDITIONS
                                   ----------

         6.01 Conditions to NSB's Obligations under this Agreement. The obligations of NSB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NSB pursuant to Section 8.03 hereof.

                  (a) Representations, Warranties and Covenants. The obligations of First Star and the Bank required by this Agreement to be performed by First Star or the Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects, except where the failure to perform or comply with such obligations would not, individually or in the aggregate, constitute (i) a Material Adverse Effect on First Star or (ii) a material adverse change in First Star's financial condition, results of operation or business from that represented herein; and the representations and warranties of First Star and the Bank set forth in this Agreement shall be true and correct as of the date of this Agreement, and (except as to any representation or warranty that specifically relates to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as to representations, warranties or covenants where the facts which cause the failure of any representations, warranties or covenants to be so true and correct would not, either individually or in the aggregate, constitute (i) a Material Adverse Effect on First Star or
(ii) a material adverse change in First Star's financial condition, results of operation or business from that represented herein;

                  (b) Approvals of Regulatory Authorities. All approvals of Regulatory Authorities required in connection with the transactions contemplated hereby shall have been received, including, without limitation, the approvals of the Regulatory Authorities referred to in Section 3.04 hereof, which approvals, in the good faith judgment of NSB's Board of Directors, shall not impose any condition or requirement that would materially reduce the benefit of the transactions contemplated hereby to NSB; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (c) No Litigation or Injunction. There shall be no suit, action, or other proceeding initiated by any governmental agency seeking to enjoin or prohibit the consummation of the transactions contemplated hereby. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                  (d) No Material Adverse Change. Since June 30, 1997, there shall not have occurred any Material Adverse Effect with respect to First Star;

                  (e) Officer's Certificate. First Star shall have delivered to NSB a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in Section 6.01 (a) herein have been satisfied, to the best knowledge of the officer executing the same;

                  (f) Opinion of Special Counsel to First Star. NSB shall have received the opinion of Malizia, Spidi, Sloane & Fisch, P.C., special counsel to First Star, dated the Closing Date, substantially to the effects set forth at Exhibit "E" hereto;

                  (g) Tax Opinion. NSB shall have received an opinion from Malizia, Spidi, Sloane & Fisch, P.C., special counsel to First Star;

                  (h) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of the Conversion Stock in the Merger Conversion pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner;

                  (i) Approval of Voting Depositors and Shareholders. This Agreement and the Plan of Conversion shall have been approved by the Voting Depositors of NSB by such vote as is required under the Plan of Conversion; and

                  (j) Completion of Offerings. The Offerings shall have been completed in accordance with the Plan of Conversion.

         6.02 Conditions to First Star's Obligations under this Agreement. The obligations of First Star hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by First Star pursuant to Section 8.03 hereof:

                  (a) Covenants, Representations and Warranties. The obligations of NSB required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects, and the representations, warranties and covenants of NSB set forth in this Agreement shall be true and correct as of the date of this Agreement, and (except as to any representation, warranty or covenant that specifically relates to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as to any representations, warranties and covenants where the facts which cause the failure of any representations, warranties or covenants to be so true and correct would not, either individually or in the aggregate, constitute (i) a Material Adverse Effect on NSB or (ii) a material adverse change in NSB's financial condition, results of operation or business from that represented herein;

                  (b) Approvals of Regulatory Authorities. All approvals of Regulatory Authorities required in connection with the transactions contemplated hereby shall have been received, including, without limitation, the approvals of the Regulatory Authorities referred to in Section 4.04 hereof, which approvals, in the good faith judgment of First Star's Board of Directors, shall not impose
(i) any term or condition that could reasonably be expected to have a Material Adverse Effect on First Star and the First Star Subsidiaries, taken as a whole or (ii) any condition or requirement that would materially reduce the benefit of the transactions contemplated hereby to First Star; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (c) No Litigation or Injunction. There shall be no suit, action, or other proceeding initiated by any governmental agency seeking to enjoin the consummation of the transactions contemplated hereby or by the Plan of Conversion. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby or by the Plan of Conversion;

                  (d) No Material Adverse Change. Since December 31, 1997, there shall not have occurred any Material Adverse Effect with respect to NSB;

                  (e) Officer's Certificate. NSB shall have delivered to First Star a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president to the effect that the conditions set forth in subsection (a) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

                  (f) Opinion of NSB's Counsel. First Star shall have received the opinion of Anthony Roberti, special counsel to NSB, dated the Closing Date, substantially to the effects set forth at Exhibit "F" hereto;

                  (g) Tax Opinion. First Star shall have received an opinion from Malizia, Spidi, Sloane & Fisch, P.C., special counsel to First Star;

                  (h) Effectiveness Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of the Conversion Stock in the Merger Conversion pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner;

                  (i) Approval of Voting, Depositors. This Agreement and the Plan of Conversion shall have been approved by the Voting Depositors of NSB by such vote as is required under the Plan of Conversion;

                  (j) Phase I Environmental Audit Results. The results of any "phase I environmental audit" conducted pursuant to Section 5.11(a)(v) hereof shall be reasonably satisfactory to First Star;

                  (k) Completion of Offerings. The Offerings shall have been completed in accordance with the Plan of Conversion;

                  (l) Comfort Letters. First Star shall (at its expense) have received a letter or letters from NSB's independent certified public accountants or such other accountant as First Star may choose, dated (i) the date of mailing the Offering Documents and (ii) the Closing Date, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72; and

                  (m) Affiliate Letters. First Star shall have received from each of the persons who may be deemed an "affiliate" of NSB within the meaning of the General Rules and Regulations promulgated under the Securities Act, a written letter agreement regarding restrictions on resale of the shares of First Star Common Stock received by such persons in the Merger Conversion to ensure compliance with applicable resale restrictions imposed under the federal securities laws and pooling of interests accounting requirements.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------

         7.01 Termination. This Agreement may be terminated and the Merger Conversion abandoned on or at any time prior to the Closing Date:

                  (a) Mutual Consent. By the mutual written consent of the parties hereto, if the Board of Directors of each of NSB, First Star and the Bank so determines by vote of a majority of the members of its entire Board; or

                  (b)      Unilateral Termination.  By First Star or NSB:

                           (i)      if there shall have been any material breach
of any representation, warranty, covenant or other obligation of First Star, on the one hand, or NSB, on the other hand, and such breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied, provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(b) unless the breach of the representation or warranty or covenant would entitle the party receiving such representation or warranty or benefitted by such covenant not to consummate the transactions contemplated hereby under Section 6.01 (a) (in the case of a breach of representation or warranty or covenant by First Star) or Section 6.02(a) (in the case of a breach of representation or warranty or covenant by NSB);

                           (ii) if the  Closing  Date  shall  not have  occurred
prior to September 30, 1999, which date shall be subject to extension by mutual consent, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                           (iii) if this  Agreement  and the Plan of  Conversion
are not approved by the Voting Depositors of NSB by such vote as is required under the Plan of Conversion;

                           (iv)   if final action has been taken by a Regulatory
Authority whose approval is required in connection with this Agreement and the Plan of Conversion and the transactions contemplated hereby and thereby, which final action (a) has become unappealable and (b) does not approve this Agreement or the Plan of Conversion or the transactions contemplated hereby or thereby;

                           (v)   if any court of competent jurisdiction or other
governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (vi)     in  the  event  that  any  of the conditions
precedent to the obligations of First Star, on the one hand, or NSB, on the other hand, to consummate the transactions contemplated by this Agreement cannot be satisfied or fulfilled by the date specified in Section 7.01(b)(ii) of this Agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein).

                  (c) Due Diligence. By First Star at any time prior to the close of business on the last date of the 15 business day period described in
Section 5.13 herein, if First Star, in its sole and absolute discretion, shall not be satisfied with either the results of its due diligence investigation conducted pursuant to Section 5.13 herein or the information set forth in the NSB Disclosure Schedule.

         7.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(c) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of First Star or NSB to the other, except for any liability of First Star or NSB arising out of a willful breach of any provision contained in this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.01     Expenses

                  (a) Each party will pay its own expenses in connection with the preparation of this Agreement. If the transactions are not consummated, except as set forth below in this Section 8.01, each party hereto shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby including appraisal fees, filing fees, legal, accounting and underwriting fees and other expenses.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated because of the failure to obtain regulatory approval of the transactions contemplated hereby (other than because of noncompliance by NSB with any non-merger conversion regulatory requirements, including without limitation the Community Reinvestment Act and the various consumer lending and savings laws and regulations), First Star shall pay all reasonable expenses of NSB in excess of $50,000, including fees of legal counsel to NSB, incurred by the Bank in connection with the transaction.

                  (c) Notwithstanding any provision in this Agreement to the contrary, in order to induce the parties to enter into this Agreement and as a means of compensating First Star for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, NSB agrees that if this Agreement is terminated by First Star pursuant to the terms of this Agreement as a result of a knowing breach by NSB of any of the representations or warranties of NSB set forth herein or as a result of any breach by NSB of any of its agreements or covenants set forth herein (and such breach would otherwise have entitled First Star to terminate this Agreement as a result thereof), and prior to such termination a Termination Event, as defined in paragraph (d) of this
Section 8.01, shall have occurred, NSB will upon demand pay to First Star in immediately available funds $ 100,000.

                  (d) For purposes of this Agreement, a Termination Event shall mean either of the following:

                           (i)   NSB, without having received First Star's prior
written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)((9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder) other than First Star or any Affiliate of First Star or the Board of Directors of NSB shall have recommended that the members of NSB approve or accept any Acquisition Transaction with any person other than First Star or any Affiliate of First Star. For purposes of this Agreement "Acquisition
Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving NSB, or (y) a purchase, lease or other acquisition of all or substantially all of NSB's assets; or

                           (ii) After a bona fide proposal is made by any person
other than First Star or any Affiliate of First Star to NSB or its members to engage in an Acquisition Transaction, either (A) NSB shall have breached any covenant or obligation contained in this Agreement and such breach would entitle First Star to terminate this Agreement or (B) the members of NSB shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, such meeting shall not have been held within 90 days of First Star's written request for such meeting to be called or shall have been cancelled prior to termination of this Agreement or NSB's Board of Directors shall have withdrawn or modified in a manner adverse to First Star the recommendation of NSB's Board of Directors with respect to this Agreement.

         8.02 Non-Survival of Representations, Warranties and Covenants. All representations, warranties, agreements and covenants shall terminate on the Closing Date, except to the extent specifically provided otherwise herein. No representation, warranty or covenant shall be interpreted or construed to confer rights upon any third party except the covenant of First Star contained in Section 5.13 hereof regarding indemnification.

         8.03 Amendment Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend, restate or supplement this Agreement; (b) extend the time for the performance of any of the obligations or other acts of either party hereto; (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing signed by duly authorized officers on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         8.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, except as provided in Section 5.12 regarding indemnification, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

         8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         8.06 Notices. All notices or other communications hereunder shall be, in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), sent by overnight national delivery service or sent by telecopy, confirmation received, addressed as follows or addressed to such other address as may be specified by any party in a notice delivered pursuant to this Section 8.06:

         If to First Star or the Bank, to:

         First Star Bancorp, Inc.
         418 West Broad Street
         Bethlehem, Pennsylvania 18018
         Attention:  Joseph T. Svetik, President
         Telecopy:  (610) 691-5658

         With a copy to :

         Malizia, Spidi, Sloane & Fisch, P.C.
         1301 K Street, N.W.
         Suite 700 East
         Washington, D.C. 20005
         Attention:  John J. Spidi, Esq.
         Telecopy:  (202) 434-4661

         If to NSB, to:

         Nesquehoning Savings Bank
         301 West Catawissa Street
         Nesquehoning, Pennsylvania 18240
         Attention:  Francis X. Koomar
         Telecopy:  (717) 669-6521

         With a copy to:
         Anthony Roberti, Esq.
         56 Broadway
         Jim Thorpe, Pennsylvania  18229
         Attention:  Anthony Roberti, Esq.
         Telecopy:  (717) 325-3623

         8.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         8.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument.

         8.09 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause continued performance of this Agreement as contemplated herein to be unreasonable or materially and adversely frustrate the objectives of the parties as expressed in this Agreement.

         8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws principles.

                                                                       EXHIBIT A

                            NESQUEHONING SAVINGS BANK
                           Nesquehoning, Pennsylvania

                               Plan of Conversion

I.       General.

         On August 14, 1998, the Board of Trustees of Nesquehoning Savings Bank ("NSB"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion (the "Plan"), which provides for the acquisition of NSB by First Star Savings Bank (the "Bank") by means of a "merger conversion transaction" whereby: NSB will (i) convert to a Pennsylvania- chartered stock savings bank, and (ii) merge with and into the Bank (the "Merger"). The terms of the merger of NSB with and into the Bank are set forth in the Agreement, which has been approved by the Boards of Trustees of NSB, First Star Bancorp, Inc. ("First Star") and the Bank. All capitalized terms used in this Article I are defined in Article 11 hereof.

         Pursuant to the Plan, shares of Conversion Stock in First Star will be offered in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to Eligible Account Holders of record as of July 31, 1997, second to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding FDIC written notice of non-objection of NSB's application to effect the Merger Conversion, and third to Voting Depositors of NSB. Concurrently with or following the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered to the general public in a Community Offering. Shares remaining will then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of NSB and will reflect the estimated pro forma market value of NSB as an entity merged with and into the Bank.

         The Merger Conversion is subject to the regulations of the FDIC pursuant to the Federal Deposit Insurance Act ("FDIA") and Sections 303.15 and
333.4 of the FDIC Rules and Regulations and to the regulations of the Commissioner. Consummation of the Merger Conversion is subject to the prior written notice of non-objection of the FDIC, the prior approval of the FRB, and the approval of this Plan, the Agreement and the Merger Conversion by the Commissioner, by the Members of NSB at a special meeting of the Members to be called to consider the Merger Conversion by the affirmative vote of Members of NSB holding not less than a majority of the total votes eligible to be cast.

         The deposits of NSB's depositors will not be affected by the Merger Conversion provided for in this Plan. Their deposits will become deposits in the Bank at least equivalent in amount, interest rate and terms (other than with respect to voting and liquidation rights) to their present deposits in NSB. All deposits of the Bank following the Merger Conversion will continue to be insured up to the legal maximum by the Savings Association Insurance Fund of the FDIC.

Loans made by NSB will be unaffected by the Merger Conversion and the amount, rate, maturity, security and other conditions of the loans will remain contractually fixed on the same basis as they existed prior to the Merger Conversion. Upon the effective date of the Merger Conversion, the Bank will succeed to all of the presently existing rights, interests, duties and obligations of NSB pursuant to applicable law, including, but not limited to, all of its rights and interests in and to its assets and properties, both real and personal.

II.      Definitions.

         Acting in Concert: The term "Acting in Concert" means: (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any Person (as defined by 12 C.F.R. ss.563b.2(a)(26)) Acting in Concert with another Person ("other party") shall also be deemed to be Acting in Concert with any Person who is also Acting in Concert with that other party.

         Aggregate Purchase Price: The term "Aggregate Purchase Price" means the total dollar amount to be paid for Conversion Stock by all subscribers in the Subscription Offering and purchasers in the Community Offering, if any.

         Agreement: The term "Agreement" means the Merger Conversion Agreement, dated as of August 14, 1998, by and among NSB, First Star and the Bank.

         Applications:   The  term  "Applications"   means  the  application  or
applications to be submitted to the Department, the FDIC and/or the FRB for approval of the Merger Conversion.

         Associate: The term "Associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than NSB, First Star, or a majority-owned subsidiary of NSB or First Star of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director of NSB or First Star, or any of their subsidiaries.

         Bank: The term "Bank" means First Star Bank, a Pennsylvania-chartered stock savings bank, in its current form and as the surviving institution following the consummation of the merger of Interim with and into the Bank.

         Community Offering: The term "Community Offering" means the offering of shares of Conversion Stock to the general public by First Star concurrently with or following the Subscription Offering, giving preference to shareholders of First Star and to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents in NSB's Local Community.

         Conversion Stock: The term "Conversion Stock" means the shares of First Star Common Stock to be issued and sold by First Star pursuant to the Plan in connection with the Merger Conversion.

         Department: The term "Department" means the Pennsylvania Department of Banking, or any successor office or agency having jurisdiction over the Merger Conversion.

         Eligibility Record Date: The term "Eligibility Record Date" means the close of business on July 31, 1997.

         Eligible Account Holder: The term "Eligible Account Holder" means the holder of a Qualifying Deposit in NSB on the Eligibility Record Date.

         First Star: The term "First Star" means First Star Bancorp, Inc., a Pennsylvania corporation and a bank holding company registered with the FRB and owning 100% of the issued and outstanding common stock of the Bank.

         First Star Common Stock: The term "First Star Common Stock" means First Star's common stock, par value $1.00 per share.

         FDIC: The term "FDIC" means the Federal Deposit Insurance Corporation or any successor federal agency having jurisdiction over the Merger Conversion.

         FRB: The term "FRB" means the Board of Governors of the Federal Reserve System.

         Independent Appraiser: The term "Independent Appraiser" means a person independent of NSB, First Star and the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the FDIC and the Department, retained by the Bank to prepare an appraisal of the pro forma market value of NSB as an entity merged with the Bank.

         Local Community: The term "Local Community" means Carbon County Pennsylvania and the counties that are contiguous to Carbon County.

         Market Maker: The term "Market Maker" means a dealer (i.e., any person who engages, either for all or part of such person's time, directly or indirectly as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security: (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request; and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

         Market Price: The term "Market Price" means average closing price per share of the last 10 real time trades (i.e., closing price) of the First Star Common Stock as reported in the OTC Bulletin Board prior to the mailing of the Prospectus but no lower than book value.

         Merger: The term "Merger" means the merger of NSB with and into the Bank.

         Merger Application: The term "Merger Application" means the application to the Department and the FDIC for approval of the merger of NSB with and into the Bank.

         Merger Conversion: The term "Merger Conversion" means the transaction whereby: NSB will (i) convert to a Pennsylvania-chartered stock savings bank, and (ii) merge with and into the Bank.

         Notice: The term "Notice" means the Notice of Intent to Convert to Stock Form submitted to the FDIC to obtain written notice of non-objection to the Merger Conversion.

         NSB: The term "NSB" means, as the context requires, either Nesquehoning Savings Bank in its current form as a Pennsylvania-chartered mutual savings bank or as a Pennsylvania- chartered stock savings bank.

         Offerings: The term "Offerings" means the Subscription Offering and the Community Offering.

         Officer: The term "Officer" means an executive officer of NSB, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Order Form: The term "Order Form" means the order form or forms to be used by Eligible Account Holders, Supplemental Eligible Account Holders and other Persons eligible to purchase Conversion Stock pursuant to the Plan.

         Person: The term "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust (including Individual Retirement Accounts and Keogh Accounts), any unincorporated organization or a government or political subdivision thereof

         Plan: The term "Plan" means this Plan of Conversion, which provides for the acquisition of NSB by the Bank by means of a "merger conversion transaction" whereby: NSB will (i) convert to a Pennsylvania-chartered stock savings bank, and (ii) merge with and into the Bank.

         Qualifying Deposit: The term "Qualifying Deposit" means a savings balance in any Savings Account in NSB as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

         Registration Statement: The term "Registration Statement" means the Registration Statement on Form SB-2 and any amendments thereto filed by First Star with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

         Resident: The term "Resident," as used in this Plan in relation to the preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non- transitory presence within the Local Community) and continues to reside therein at the time of the Offerings. NSB may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of NSB and First Star.

         Sale: The terms "sale" and "sell" mean every contract to sell or otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the FDIC or the Department or any other state or federal agency having jurisdiction.

         Savings Account: The term "Savings Account" means a withdrawable deposit, including a demand deposit, in NSB and a withdrawable deposit, including a demand deposit, in the Bank after the Merger Conversion.

         SEC: The term "SEC" means the Securities and Exchange Commission or any successor agency.

         Special Meeting: The term "Special Meeting" means the Special Meeting of Voting Depositors to be called for the purpose of submitting the Plan to the Voting Depositors, for their approval.

         Subscription Offering: The term "Subscription Offering" means the offering of shares of Conversion Stock to the Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors under the Plan.

         Subscription and Community Prospectus: The term "Subscription and Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

         Subscription Rights: The term "Subscription Rights" means non-transferable, non-negotiable, personal rights of Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors to purchase Conversion Stock offered under the Plan in connection with the Merger Conversion.

         Supplemental   Eligibility   Record   Date:   The  term   "Supplemental
Eligibility Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the Department.

         Supplemental Eligible Account Holder: The term "Supplemental Eligible Account Holder" means the holder of a Qualifying Deposit in NSB (other than Officers and directors and their Associates) on the Supplemental Eligibility Record Date.

         Voting Depositor: The term "Voting Depositor" means any Person, other than an Eligible Account Holder or a Supplemental Eligible Account Holder, who is a depositor as of the Voting Record Date.

         Voting Record Date: The term "Voting Record Date" means the date fixed by the Board of Trustees of NSB to determine depositors of NSB entitled to vote at the Special Meeting.

III. Steps Prior to Submission of the Plan to the Members for Approval.

         Prior to submission of the Plan to its Voting Depositors for approval, NSB must receive notice from the FDIC of its intent to issue a notice of non-objection to the Merger Conversion, approval of the Applications from the Department, approval of the Merger Application by the FDIC and the Department, and approvals from the appropriate regulatory authorities for consummation of the Merger Conversion in accordance with applicable laws and regulations. The following steps must be taken prior to receipt of such regulatory approvals:

         A. The Board of Trustees of NSB shall adopt the Plan twice in accordance with Pennsylvania law by not less than a two-thirds vote.

         B. Promptly after adoption of the Plan by the Board of Directors, NSB shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which NSB maintains an office and/or by mailing a letter to each of its Qualifying Depositors.

         C. A press release relating to the proposed Merger Conversion may be submitted to the local media.

         D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at the office of NSB.

         E. As soon as practicable following the adoption of this Plan, the Bank shall file the Applications with the Department and the Notice with the FDIC and First Star shall file the

Registration Statement with the SEC. Upon receipt of notification from the Department and the FDIC that the Applications and the Notice, respectively, are property executed and not materially incomplete, if required by the regulations of the Department, NSB shall publish notice of the filing of the Applications in a newspaper having a general circulation in each community in which NSB maintains an office and shall publish such other notices of the Merger
Conversion as may be required in connection with the Applications by the regulations and policies of the Department, the FDIC and the FRB, as applicable. NSB also shall prominently display a copy of such notice in each of its offices. In addition, the Bank shall publish such notices of the proposed merger of Interim with and into the Bank as may be required in connection with the Merger Application.

         F. First Star shall obtain an opinion of its tax advisors which shall state that the Merger Conversion will not result in any gain or loss for federal income tax purposes to NSB, First Star or the Bank. Receipt of a favorable opinion is a condition precedent to completion of the Merger Conversion.

IV.      Meetings of Voting Depositors.

         Following receipt of written notice of intent to issue notice of non-objection to the Plan by the FDIC and approval of the Department, the Special Meeting to vote on the Plan shall be scheduled in accordance with NSB's charter and bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the FDIC and the Department. Following receipt of approval of the Applications and at least 20 days but not more than 45 days prior to the Special Meeting, NSB will distribute proxy solicitation materials to all Voting Depositors as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account or beneficiary of any other trust account where the name of the beneficial holder is disclosed on NSB's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI below. NSB will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Merger Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Voting Depositors for the Special Meeting.

         Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Voting Depositors will be required for approval of the Plan. Voting may be in person or by proxy.

         By  voting  in  favor  of the  adoption  of the  Plan  and  the  Merger
Conversion, the Voting Depositors will be voting in favor of (i) the Merger Conversion and (ii) the Agreement.

         The Department shall be notified of the actions of the Members at the Special Meeting promptly following the Special Meeting.

V.       Summary Proxy Statement.

         The Proxy Statement furnished to Voting Depositors may be in summary form, provided that a statement is made in bold-faced type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the FDIC and the Department, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Voting Depositors requesting the same. The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription Offering is commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.      Offering Documents.

         First Star may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Voting Depositors and may close the Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall I be conditioned upon approval of the Plan by the Voting Depositors at the Special Meeting.

         First Star may require Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors to return to First Star by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to Voting Depositors and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, First Star shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each Voting Depositor who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder written notice of the commencement of the Subscription Offering which shall state that First Star is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

         Prior to commencement of the Offerings, First Star shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. First Star shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved or authorized for use by the FDIC and the Department. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII.     Consummation of Merger Conversion.

         The date of consummation of the Merger Conversion will be the effective date of the time and date at which the Department has issued articles of merger to the Bank as the surviving entity following the merger of Interim with and into the Bank, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, NSB will merge with and into the Bank, with the Bank as the surviving entity, and articles of merger will be filed with the Pennsylvania Department of Assessments and Taxation. Immediately following acceptance by the Pennsylvania Department of Assessments and Taxation of the articles of merger evidencing the merger of NSB with and into the Bank, the Conversion Stock will be issued and sold by First Star.

VIII.    The Offerings.

         A.       General.

         The Aggregate Purchase Price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of NSB as an entity merged with the Bank, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of NSB and the Board of Directors of First Star, or their respective designees, in conjunction with the determination of the per share purchase price (as determined pursuant to Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Merger Conversion as provided below.

         B.       Independent Evaluation and Purchase Price of Shares.

         The Aggregate Purchase Price and the total number of shares of Conversion Stock to be offered in the Offerings will be determined by the Board of Directors of NSB and the Board of Directors of First Star, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of NSB as an entity merged with the Bank, at such time. The estimated pro forma market value of NSB will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Offerings, a subscription price range for the Offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of the estimated pro forma market value of NSB as an entity merged with the Bank. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Offerings. The subscription price range and the number of shares to be offered may be changed subsequent to the Offerings as the result of any appraisal updates prior to the completion of the Merger Conversion, without notice eligible purchasers in the Offerings and without a resolicitation of subscriptions, provided the aggregate purchase price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the FDIC and the Department.

         The price per share for the Conversion Stock in the Subscription Offering shall be equal to 90% of the Market Price of First Star Common Stock. The price per share for the Conversion Stock in the Community Offering shall be equal to 100% of the Market Price of First Star Common Stock. The number of shares to be sold to each subscriber will be determined promptly after the final pricing. First Star, in consultation with NSB, will divide the total dollar amount of each subscriber's order by the purchase price per share to determine the total number of shares to be issued to each subscriber, with a cash refund for any difference in lieu of the issuance of fractional or additional shares. First Star and NSB reserve the right to permit subscribers to elect to receive additional whole shares in such process.

         Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to NSB and First Star and to the FDIC and the Department that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Aggregate Purchase Price is incompatible with its estimate of the pro forma market value of NSB as an entity merged with the Bank, at such time. If such confirmation is not received, NSB and First Star may cancel the Offerings and/or any other offering, extend the solicitation period, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the FDIC and the Department may permit.

         C.       Subscription Offering.

         Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Supplemental Eligible Account Holders and Voting Depositors of NSB pursuant to priorities established herein and by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

1 .       Category No. 1: Eligible Account Holders.

                  a. Each Eligible Account Holder, including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                  b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of NSB and their Associates based on their increased deposits in NSB in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Category.

                  c.  In  the  event  of  an  oversubscription   for  shares  of
Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

                           (I)     Shares of Conversion Stock shall be allocated
among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                           (II) Any shares not so  allocated  shall be allocated
among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

2.       Category No. 2: Supplemental Eligible Account Holders.

                  a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Applications filed prior to Department and FDIC approval, then each Supplemental Eligible Account Holder, including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community offering.

                  b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders pursuant to Category No. 1.

                  c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. I shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

                  d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                           (I)     Shares of Conversion Stock shall be allocated
among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                           (II) Any shares of Conversion  Stock not allocated in
accordance with
subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total Qualifying Deposits of all subscribing Supplemental
Eligible  Account Holders in each case on the  Supplemental  Eligibility  Record
Date.

3.       Category No. 3: Voting Depositors.

                  a. Each Voting Depositor, including individuals on a joint account, other than those Voting Depositors who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                  b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders and Supplemental Eligible Account Holders pursuant to Category Nos. I and 2.

                  c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Voting Depositors as to permit each subscribing Voting Depositor, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Voting Depositor. The shares remaining thereafter will be allocated among subscribing Voting Depositors whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors.

         Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the Aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the Aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation
Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. Neither NSB nor First Star will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

         D.       Community Offering.

         1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to shareholders of First Star and to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by First Star with the approval of the FDIC and the Department. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by First Star in its discretion. First Star shall have the right to accept or reject orders in the Community Offering in whole or in part.

         2. Individual orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

         3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

         E.       Other Offering

         In the event a Community Offering does not appear feasible, NSB and First Star will immediately consult with the FDIC and the Department to determine the most viable alternative available to effect the completion of the Merger Conversion. Should no viable alternative exist, NSB may terminate the Merger Conversion with the concurrence of the FDIC and the Department.

         F.        Limitations of Conversion Stock.

         The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

         1. No Person may purchase fewer than 25 shares of Conversion Stock in the Merger Conversion, to the extent such shares are available, subject to the provisions of Paragraph VIII.C herein.

         2. Purchases of Conversion Stock in the Community Offering by any Person, when aggregated with purchases by an Associate of that Person, or a group of Persons Acting in Concert, shall not exceed $50,000 of the Conversion Stock.

         3. Officers and directors of NSB, and Associates thereof, may not purchase in the aggregate more than 35% of the shares of Conversion Stock issued in the Conversion, or such greater amount as may be permitted under applicable legal limits.

         4. Directors of First Star, the Bank and NSB shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of First Star, the Bank or NSB or any of their subsidiaries.

         5. Purchases of shares of Conversion Stock in the Merger Conversion by any Person, when aggregated with purchases by an Associate of that Person, or a group of Persons Acting in Concert, shall not exceed $50,000 of the Conversion Stock.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, First Star and NSB may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Offerings, First Star and NSB shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Merger Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any Person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         Each Person purchasing Conversion Stock in the Merger Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), First Star shall have the right to purchase from such Person at the actual purchase price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive the difference between the actual purchase price per share paid for such excess shares and the price at which such excess shares were sold by such Person. This right of First Star to purchase such excess shares shall be assignable by First Star.

         G.       Restrictions on and Other Characteristics of Stock Being Sold.

         1.       Transferability.

         Except as provided in Article XIII below, Conversion Stock purchased by Persons other than directors and Officers of NSB will be transferable without restriction. Conversion Stock purchased by such directors or Officers of NSB shall not be sold for a period of one year from the date of consummation of the Merger Conversion except for any sale of such shares (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition of First Star approved by the applicable regulatory authorities.

         The Conversion Stock issued by First Star to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

                  "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the First Star Bancorp, Inc. that said sale is permissible under the provisions of applicable laws and regulations."

         In addition, First Star shall give appropriate instructions to the transfer agent for the First Star Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of First
Star Common Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

         2.       Voting Rights.

         After the Merger Conversion, holders of Savings Accounts in and obligors on loans of NSB will not have voting rights in the Bank. Exclusive voting rights with respect to First Star shall be vested in the holders of First Star Common Stock, holders of Savings Accounts in and obligors on loans of NSB will not have any voting rights in First Star except and to the extent that such persons become stockholders of First Star, and First Star will have exclusive voting rights with respect to the Bank's capital stock. Each stockholder of First Star will be entitled to vote on any matters coming before the stockholders of First Star for consideration and will be entitled to one vote for each share of First Star Common Stock owned by said stockholder.

         3. Purchases by Officers, Directors and Associates Following Merger Conversion.

         Without the prior written approval of the FDIC and the Department, Officers and directors of NSB and their Associates shall be prohibited for a period of three years following completion of the Merger Conversion from purchasing outstanding shares of First Star Common Stock, except from a broker or dealer registered with the SEC. Notwithstanding the preceding sentence, this restriction shall not apply to negotiated transactions involving more than 1% of the total outstanding shares of First Star Common Stock.

H.       Mailing of Offering Materials and Collation of Subscriptions.

         The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the appropriate regulatory authorities and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, First Star shall distribute such

Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

         The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to First Star. Self-addressed, postage paid return envelopes will accompany these forms when mailed. First Star will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

         The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by First Star and NSB with the approval of the FDIC and the Department.

I.       Method of Payment.

         Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by First Star, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, and, in the case of orders submitted at an office of First Star, executed Forms of Certification as required by regulations, on or prior to the expiration date specified on the Order Forms, unless such date is extended by First Star and NSB.

         Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in NSB (including a certificate of deposit), the subscriber may authorize First Star and NSB to charge the subscriber's Savings Account for the purchase amount. No wired funds shall be accepted. First Star shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Offerings from the date payment is received until the Merger Conversion is completed or terminated. Neither First Star, the Bank nor NSB shall knowingly loan funds or otherwise extend credit to any Person for the purpose of purchasing Conversion Stock.

         If a subscriber authorizes First Star to charge its Savings Account, the funds may remain in the subscriber's Savings Account and continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Merger Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Merger Conversion and only to the extent necessary to satisfy the subscription at a price equal to the purchase price. First Star and NSB will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts at NSB without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

         J. Undelivered, Defective or Late Order Forms, Insufficient Payment.

         In the event an Order Form: (i) is not delivered and is returned to First Star or NSB by the United States Postal Service (or First Star or NSB is unable to locate the addressee); (ii) is not received by First Star or NSB, or is received by First Star or NSB after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, First Star and NSB may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as First Star and NSB may specify. Subscription orders, once tendered, cannot be revoked. First Star's and NSB's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

         K.       Members in Non-Qualified States or in Foreign Countries.

         First Star will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such Person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Person would require First Star or its employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such Person.

         L.       Sales Commissions.

         Sales commissions may be paid as determined by the Board of Directors of First Star or its designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX.      Registration and Market Making.

         The First Star Common Stock will continue to be registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended following the Merger Conversion, and First Star hereby undertakes not to deregister the First Star Common Stock for a period of one year thereafter.

         First Star shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for First Star Common Stock. First Star shall also use its best efforts to have First Star Common Stock quoted on the Nasdaq or listed on a national or regional securities exchange.

X.       Status of Savings Accounts and Loans Subsequent to Merger Conversion.

         All Savings Accounts in NSB will retain the same status after the Merger Conversion as those accounts had prior to the Merger Conversion. Subject to Paragraph VIII.J. hereof, each holder of a Savings Account in NSB shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Bank following the Merger Conversion, equal in dollar amount and on the same terms and conditions (except with respect to voting and liquidation rights) as in effect prior to consummation of the Merger Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund up to the applicable limits of insurance coverage. All loans shall retain the same status after the Merger Conversion as these loans had prior to Merger Conversion.

XI.      Effect of Merger Conversion.

         Upon consummation of the Consolidation, the corporate existence of NSB shall cease, and Interim shall be deemed to be a continuation of NSB, and shall succeed to all the rights, interests, duties and obligations of NSB as in existence as of immediately prior to the consummation of the Consolidation, including but not limited to all rights and interests of NSB in and to its assets and properties, whether real, personal or mixed.

         Upon consummation of the Merger and the Merger Conversion, the corporate existence of Interim shall cease, and the Bank shall be deemed to be a continuation of Interim, and shall succeed to all the rights, interests, duties and obligations of interim as in existence as of immediately prior to the consummation of the Merger and the Merger Conversion, including but not limited to all rights and interests of Interim in and to its assets and properties, whether real, personal or mixed.

XII.     Liquidation Account.

         A.       Establishment of a Liquidation Account.

         For purposes of granting to Eligible Account Holders and Supplemental Eligible Account Holders of NSB a limited priority claim in the event of a complete liquidation of the Bank after the completion of the Merger Conversion, the Bank shall, at the time of the consummation of the Merger Conversion, establish a Liquidation Account in an amount equal to the net worth of NSB as reflected in the most recent statement of financial condition of NSB contained in the final Subscription and Community Prospectus or such other amount as shall be determined by applicable regulations of the Department and the FDIC. The function of the liquidation account is to establish a priority on liquidation, and the creation and maintenance of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of NSB, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the liquidation account.

         B.       Maintenance of the Liquidation Account.

         The liquidation account shall be maintained by the Bank subsequent to the Merger Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who maintain savings accounts in the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each savings account held, have a related inchoate interest in a portion of the liquidation account balance (the "subaccount balance").

         The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in NSB. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

         If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such savings account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

         C.       Distribution in the Event of Complete Liquidation

         In the event of a complete liquidation of the Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted
         subaccount   balances  for  Savings   Accounts  then  held  before  any
         liquidation  distribution  may be  made  to  stockholders.  No  merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the FDIC, in which First Star is not the surviving institution, shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XIII. Interpretation and Amendment or Termination of the Plan.

         NSB's Board of Directors and First Star's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, and any and all interpretations, applications and determinations made by such Boards of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon NSB and its depositors and subscribers in the Subscription and Community Offerings, subject to the authority of the FDIC and the Department.

         If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Voting Depositors by a two-thirds vote of Boards of Directors of NSB and First Star. After submission of the Plan and proxy materials to the Voting Depositors, the Plan may be amended by a two-thirds vote of the Boards of Directors of NSB and First Star at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the FDIC and the Department. In their discretion, the Boards of Directors of NSB and First Star may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

         In the event that mandatory new regulations pertaining to the Merger Conversion are adopted by the FDIC, the Department or the FRB, or any successor agency, prior to the completion of the Merger Conversion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the FDIC, the Department or the FRB, or any successor agency, prior to completion of the Merger Conversion contain optional provisions, the

Plan may be amended to utilize such optional provisions at the discretion of the Boards of Directors of NSB and First Star without a resolicitation of proxies or another Special Meeting.

         By adoption of the Plan, NSB's Voting Depositors authorize the Boards of Directors of NSB and First Star to amend and/or terminate the Plan under the circumstances set forth above.

XIV.     Expenses of the Merger Conversion.

         First Star and NSB will use their best efforts to assure that expenses incurred in connection with the Merger Conversion shall be reasonable.

XV.      Consummation of the Merger Conversion.

         The Merger Conversion shall be deemed to take place and be effective upon the Effective Date, as described in the Agreement.

XVI.     Charter and Bylaws.

         Upon consummation of the Merger Conversion, the Articles of Incorporation and Bylaws of the Bank as then in effect shall continue to be the Articles of Incorporation and Bylaws of the Bank as the surviving institution following the merger of Interim with and into the Bank.

XVII.    Conditions to Merger Conversion

         A.       The Merger Conversion is conditioned upon the following:

                  1. Prior receipt by NSB and First Star of opinions of counsel or an accountant, substantially to the effect that the Merger Conversion will not result in certain adverse federal or state tax consequences to NSB or First Star, including, but not limited to, an opinion that the Merger Conversion will not result in a taxable reorganization of NSB under the Internal Revenue Code of 1986, as amended;

                  2. Sale of all of the Conversion Stock offered in the Merger Conversion; and

                  3. The completion of the Merger Conversion within the time period specified in Paragraph VIII.I. of this Plan.